Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS SECOND QUARTER & MID-YEAR 2015 RESULTS

Newport Beach, CA – July 30, 2015 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the second quarter and six-month period ended June 30, 2015.

Fiscal 2015 Second Quarter Financial Highlights – versus Fiscal 2014 Second Quarter Results

•	Net sales declined from $68.3 million to $66.5 million

•	Net income increased from $0.1 million to $0.8 million

•	Earnings per diluted share increased from $0.01 to $0.03

Fiscal 2015 Six Month Financial Highlights – versus Fiscal 2014 Six Month Results

•	Net sales declined from $149.4 million to $133.1 million

•	Net income declined from $2.3 million to $0.8 million

•	Earnings per diluted share declined from $0.08 to $0.03

Note: Further details are available in the financial schedules attached to this press release

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “Our quarterly performance was mixed, with lower sales but higher net income than the comparable period last year. While sales of our insecticides declined, we saw year-over-year quarterly revenue gains in AMVAC’s herbicides, fumigants, growth regulators, toll manufacturing and International business. Further, increased manufacturing utilization, improved cost efficiency and lower operating expenses enabled us to improve our profitability.”

Mr. Wintemute continued: “I am pleased to report that during the second quarter, we acquired two product lines - Nemacur and Hyvar/Krovar - that will enhance our international business and did so without significantly increasing our debt position. We were able to accomplish this through closely managing working capital to optimize cash generation. We intend to continue this kind of fiscal control.”

Mr. Wintemute concluded: “During the second half of the year, our focus will be on multiple markets, both domestic and international, including potatoes, sugar beets, fruits and vegetables and vector control. With respect to corn, in the upcoming 2016 planting season, we look forward to commercializing our new high-concentration granular soil insecticides, further strengthening our industry-leading portfolio of granular products for prescription planting.”

Conference Call

Eric Wintemute, Chairman & CEO, David Johnson, VP & CFO, and Bob Trogele, EVP & COO of AMVAC Chemical will conduct a conference call focusing on the financial results at 4:30 pm ET / 1:30 pm PT on Thursday, July 30, 2015. Interested parties may participate in the call by dialing (201) 493-6744 - please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes as well as the S&P Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.amvac-chemical.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com (212) 836-9611

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per share data)

(Unaudited)

	For the three months ended June 30		For the six months ended June 30
	2015	2014	2015	2014
Net sales	$66,523	$68,313	$133,088	$149,408
Cost of sales	41,402	42,253	83,317	94,443

Gross profit	25,121	26,060	49,771	54,965
Operating expenses	23,922	25,337	48,266	50,536

Operating income	1,199	723	1,505	4,429
Interest expense	710	857	1,390	1,488
Interest capitalized	(48)	(13)	(87)	(31)

Income (loss) before provision for income taxes and loss on equity investment	537	(121)	202	2,972
Income taxes (benefit) expense	(393)	(160)	(685)	856

Income before loss on equity investment	930	39	887	2,116
Less net loss from equity method investment	(191)	(68)	(191)	(140)

Net income (loss)	739	(29)	696	1,976
Add back net loss attributable to non-controlling interest	42	174	136	328

Net income attributable to American Vanguard	781	145	832	2,304

Change in fair value of interest rate swaps	—	145	—	281
Foreign currency translation adjustment	(323)	92	(571)	143

Comprehensive income	$458	$382	$261	$2,728

Earnings per common share—basic	$.03	$.01	$.03	$.08

Earnings per common share—assuming dilution	$.03	$.01	$.03	$.08

Weighted average shares outstanding—basic	28,676	28,408	28,602	28,404

Weighted average shares outstanding—assuming dilution	29,202	28,795	29,103	28,877

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

ASSETS

	June 30, 2015	Dec. 31, 2014
Current assets:
Cash and cash equivalents	$5,089	$4,885
Receivables:
Trade, net of allowance for doubtful accounts of $123 and $166, respectively	74,698	86,027
Other	4,750	2,396

Total receivables	79,448	88,423
Inventories	165,234	165,631
Prepaid expenses	13,133	13,415
Income taxes receivable	6,849	5,964
Deferred income tax assets	8,731	8,731

Total current assets	278,484	287,049
Property, plant and equipment, net	48,975	50,026
Intangible assets, net of applicable amortization	133,129	100,211
Other assets	32,415	35,035

	$493,003	$472,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of other notes payable	$10,072	$71
Current installments of other liabilities	2,098	1,357
Accounts payable	20,019	20,411
Deferred revenue	4,509	898
Accrued program costs	69,603	52,546
Accrued expenses and other payables	5,052	5,962

Total current liabilities	111,353	81,245
Long-term debt and other notes payable, excluding current installments	87,614	98,605
Other liabilities, excluding current installments	2,994	3,309
Deferred income tax liabilities	28,159	28,159

Total liabilities	230,120	211,318

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 31,617,282 shares at June 30, 2015 and 31,550,477 shares at December 31, 2014	3,162	3,156
Additional paid-in capital	67,714	66,232
Accumulated other comprehensive loss	(2,541)	(1,970)
Retained earnings	202,748	202,488

	271,083	269,906
Less treasury stock, at cost, 2,450,634 shares at June 30, 2015 and December 31, 2014	(8,269)	(8,269)

American Vanguard Corporation stockholders’ equity	262,814	261,637
Non-controlling interest	69	(634)

Total stockholders’ equity	262,883	261,003

	$493,003	$472,321

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For The Six Months Ended June 30, 2015 and 2014

(Unaudited)

Increase (decrease) in cash	2015	2014
Cash flows from operating activities:
Net income	$696	$1,976
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of fixed and intangible assets	7,864	7,996
Amortization of other long term assets	2,734	3,027
Amortization of discounted liabilities	154	175
Stock-based compensation	2,485	1,806
Tax benefit from exercise of stock options	(7)	(262)
Operating loss from equity method investment	191	396
Gain from dilution of equity method investment	—	(256)
Changes in assets and liabilities associated with operations:
Decrease (increase) in net receivables	8,975	(1,025)
Decrease (increase) in inventories	397	(35,410)
Decrease (increase) in prepaid expenses and other assets	143	(5,049)
(Increase) decrease in income tax receivable/payable, net	(878)	120
Decrease in accounts payable	(392)	(16,521)
Increase (decrease) in deferred revenue	3,611	(2,276)
Increase in other payables and accrued expenses	17,851	16,264

Net cash provided by (used in) operating activities	43,824	(29,039)

Cash flows from investing activities:
Capital expenditures	(3,480)	(3,954)
Investment	(125)	—
Acquisitions of product lines and other intangibles assets	(36,435)	—

Net cash used in investing activities	(40,040)	(3,954)

Cash flows from financing activities:
Net (payments) borrowings under line of credit agreement	(11,120)	34,430
Increase in other notes payable	10,000	—
Payments on other long-term liabilities	(899)	(1,109)
Tax benefit from exercise of stock options	7	262
Repurchases of common stock	—	(1,531)
Payment of cash dividends	(1,141)	(2,836)
Net (payments) proceeds from the issuance of common stock (sale of stock under ESPP and exercise of stock options)	(40)	1,196

Net cash (used in) provided by financing activities	(3,193)	30,412

Net increase (decrease) in cash and cash equivalents	591	(2,581)
Cash and cash equivalents at beginning of period	4,885	6,680
Effect of exchange rate changes on cash	(387)	90

Cash and cash equivalents at end of period	$5,089	$4,189